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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Teladoc Health, Inc. of our report dated March 23, 2020 relating to the financial statements of Livongo Health, Inc., which appears in Livongo Health, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
November 5, 2020

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  Exhibit 23.2